UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2021 (August 25, 2021)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed in its Current Report on Form 8-K filed with the SEC on August 31, 2021, on August 23, 2021, CFN Enterprises Inc. (the “Company”) entered into Securities Purchase Agreements with CNP Operating, LLC, a Colorado limited liability company (“CNP Operating), and the owners of all of the equity interests of CNP Operating (the “Owners”), whereby the Company will acquire 100% of CNP Operating from the Owners in exchange for an aggregate of 354 million shares of Company common stock, and on August 25, 2021, the Company and CNP Operating closed the acquisition.  The purpose of this Current Report on Form 8-K/A is to file the required financial information related to CNP Operating.

Item 9.01. Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Audited Financial Statements of CNP Operating, LLC. for the years ended December 31, 2019 and 2020 and
Unaudited Financial Statements of CNP Operating, LLC. for the six months ended June 30, 2021.
99.2	Pro Forma Financial Statements as of June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: November 22, 2021